Exhibit 5.1

July 24, 2003

Nanogen, Inc.

10398 Pacific Center Court

San Diego, CA 92121

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Nanogen, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration by the Company of 1,000,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), which may be issued under the Company’s Amended and Restated 1997 Stock Incentive Plan, as amended to date (the “Plan”). We have examined the Plan, the Restated Certificate of Incorporation of the Company, as amended to date, the Amended and Restated Bylaws of the Company, as amended to date, and such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the genuineness of, and conformity with, the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that shares of Common Stock originally issued by the Company to participants in the Plan will be, when issued by the Company in accordance with the terms and conditions of the Plan, validly issued, fully paid and non-assessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware and to the laws of the State of California.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP

/s/    Morgan, Lewis & Bockius LLP